Exhibit 99.1

NEWS RELEASE

Contacts:	Investors/Analysts
Julie Prozeller
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Media
Kerry Guiliano
FTI Consulting
617.747.3603
kerry.guiliano@fticonsulting.com

Alliance Data Closes $700 Million of Term Asset-Backed Securities

DALLAS, Texas – July 23, 2012 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that World Financial Network Credit Card Master Note Trust has issued two series (2012-B and 2012-C), totaling $700 million of public, fixed-rate, term asset-backed securities. The asset-backed securities were issued as part of the securitization program for Alliance Data’s private label credit card banking subsidiary, World Financial Network Bank (WFNB).

Approximately $580 million of the issuance was sold to investors with a weighted average coupon of approximately 2.1 percent and an average life of just over five and a half years. A subsidiary of WFNB retained approximately $120 million of the subordinated bonds. The Class A Notes, which comprise $525 million of the $700 million, were rated AAA (sf) by both S&P and Fitch. The Class M, Class B and Class C subordinated bonds all achieved AA+/AA (sf), A+ (sf) and BBB (sf) ratings, respectively, from S&P and Fitch.

 J.P. Morgan and Wells Fargo Securities were joint book runners for this offering.

Charles Horn, chief financial officer of Alliance Data, said, “This recent transaction is consistent with our plans to lock in longer-term fixed-rate funding at attractive levels in lieu of cheaper short-term funding as we seek to trade off near-term benefits in favor of building long-term visibility to our earnings.  Our funding costs continue to improve as we secured the lowest coupon ever for a 5-year term ABS deal in our 17 years of ABS issuance. The AAA spread on the 2012-B was also the tightest we have seen since 2006. With write-offs and interest rates both at all time lows, we believe we are in the midst of a very strong period for private label credit. We look to continue securing long-term debt at favorable rates in order to lower our average cost of funds as older tranches of debt mature.”

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America's largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program. For more information about the company, visit our web site, http://www.alliancedata.com/, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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